SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event Reported):
                                February 10, 2003

                             1-800-FLOWERS.COM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                           Delaware 0-26841 11-3117311
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            (State or Other Jurisdiction of (Commission File Number)
             (I.R.S. Employer Identification Incorporation) Number)

                               1600 Stewart Avenue
                            Westbury, New York 11590
                                 (516) 237-6000
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             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)


ITEM 5.  OTHER EVENTS.

         1-800-FLOWERS.COM (the "Company") has received a Rule 10b5-1 Sales Plan from J.P. Morgan Partners (SBIC), LLC, ("J.P. Morgan Partners, LLC") an investor in the Company since 1995, to cover the sale of 1,168,976 shares it owns in the Company. The proposed sale amount represents approximately 30.0% of the 3,896,589 shares currently owned by JPMorgan Partners. The Sales Plan calls for the shares to be sold in volumes at the discretion of J.P. Morgan Securities Inc., the selling broker, at the price of $9.00 or greater beginning February 12, 2003 and ending at the close of business July 29, 2003. JPMorgan Partners stated that the purpose of the Sales Plan is to achieve broader diversification within its investment portfolio.
          Jeffrey C. Walker, Managing Partner of JPMorgan Partners, plans to continue in his role as a director of the Company. He has served on the Board of Directors of 1-800-FLOWERS.COM since 1995. Mr. Walker said, "1-800-FLOWERS.COM has an exceptionally unique specialty-retail business model and a strong management team that, I believe, has positioned the Company well to generate strong, bottom-line growth and thereby build long-term shareholder value."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           1-800-FLOWERS.COM, INC.


DATE:  February 10, 2003                   By: /s/ William E. Shea
                                              -------------------
                                                William E.Shea
                                                Chief Financial Officer
                                                Senior Vice-President-Finance
                                                and Administration